                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No 1)

Filed by the Registrant    [X]

Filed by a Party other than the Registrant   [_]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to 14a-11(c) or Rule 14a-12

                               Corvis Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     --------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

     --------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     --------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

     --------------------------------------------------------------------------
     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     --------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement no.:

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     (3)  Filing Party:

     --------------------------------------------------------------------------
     (4)  Date Filed:

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

                                                                [Logo of CORVIS]

April 19, 2001

Dear Stockholder:

   You are cordially invited to attend our 2001 Annual Meeting of Stockholders which will begin at 10:00 a.m., Eastern Time, on Friday, May 11, 2001. The meeting will be held at the BWI Airport Marriott, 1743 West Nursery Road, Baltimore, Maryland. The formal notice of meeting and Proxy Statement containing further information about the meeting are on the following pages.

   The primary business of the meeting will be:

  . to elect one Class I Director to serve until the Annual Meeting in 2004;
    and

  . to approve the selection of KPMG LLP as our independent auditors.

   Your vote at the meeting is important no matter how many shares you own. To ensure that your shares will be voted, please promptly complete and submit a proxy over the Internet or by telephone or mail. You are encouraged to specify your choices on matters to be voted upon. However, it is not necessary to specify any choice if you wish to vote in accordance with the recommendations of the Board of Directors. We hope that you will be able to attend the meeting. If you do, you may vote your stock in person even though you have completed and submitted a proxy.

   Admission to the meeting will be by ticket only. Your admission ticket to the Annual Meeting is enclosed.

   Thank you for your cooperation.

                                          Sincerely,


                                          /s/ David R. Huber
                                          David R. Huber
                                          President and Chief Executive
                                           Officer

                               CORVIS CORPORATION
                           7015 Albert Einstein Drive
                         Columbia, Maryland 21046-9400
                                 (443) 259-4000

                               ----------------

                    Notice of Annual Meeting of Stockholders
                           To be Held on May 11, 2001

                               ----------------

   The Annual Meeting of Stockholders of Corvis Corporation will be held at the BWI Airport Marriott, 1743 West Nursery Road, Baltimore, Maryland, on Friday, May 11, 2001, at 10:00 a.m., Eastern Time. The purposes of the meeting are:

  1. To elect one person to serve as the Class I Director on our Board of Directors until the Annual Meeting in 2004;

  2. To approve the selection of KPMG LLP as our independent auditors for fiscal year 2001; and

  3. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

   The Board of Directors has set the close of business on Friday, March 16, 2001 as the record date for the meeting. This means that owners of common stock as of that day are entitled to receive this notice of the meeting, and vote at the meeting and any adjournments or postponements of the meeting.

   A Proxy Statement with respect to the Annual Meeting accompanies and forms a part of this notice. A list of stockholders as of the record date will be available for inspection by any stockholder, for any purpose relevant to the Annual Meeting, during regular business hours at our address above for ten days prior to the meeting.

   Your vote is important. We encourage you to read the enclosed Proxy Statement and to submit a proxy so that your shares will be represented and voted even if you do not attend. You may submit your proxy over the Internet or by telephone or mail. If you do attend the meeting, you may revoke your proxy and vote in person.

                                          By order of the Board of Directors

                                          /s/ Kim D. Larsen

                                          Kim D. Larsen
                                          Secretary

Columbia, Maryland
April 19, 2001

                               CORVIS CORPORATION
                           7015 Albert Einstein Drive
                         Columbia, Maryland 21046-9400
                                 (443) 259-4000

                               ----------------

                                Proxy Statement
                                      for
                      2001 Annual Meeting of Stockholders

                           To Be Held on May 11, 2001

                               ----------------

   This Proxy Statement is furnished in connection with the solicitation by our Board of Directors of proxies for use at our Annual Meeting of Stockholders to be held on May 11, 2001, beginning at 10:00 a.m., Eastern Time, at the BWI Airport Marriott, 1743 West Nursery Road, Baltimore, Maryland, and any adjournments or postponements of the meeting.

   Stockholders will be admitted to the meeting location beginning at 9:00 a.m. Eastern Time. The location is accessible to handicapped persons. You will need an admission ticket to enter the meeting. You will find an admission ticket enclosed with this Proxy Statement. If you plan to attend the meeting in person, please retain the admission ticket. A map and directions to the meeting are printed on the admission ticket. If you arrive at the meeting without an admission ticket, we will admit you if we are able to verify that you are a Corvis stockholder. You may prove that you are a Corvis stockholder by, among other ways, providing us with a copy of a recent bank or brokerage account statement showing that you own common stock.

   This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about April 19, 2001.

                          VOTING RIGHTS AND PROCEDURES

   Only stockholders of record at the close of business on Friday, March 16, 2001 will be entitled to vote at the Annual Meeting or at adjournments or postponements of the meeting. On March 16, 2001, there were 365,143,323 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on all matters that may properly come before the meeting.

   Because many stockholders cannot attend the meeting in person, it is necessary that a large number be represented by proxy. Most stockholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for stockholders of record will close at 12:01 a.m. Eastern Time, on May 10, 2001. Other deadlines may apply to your if your stock is held of record by a bank, a broker or other holder of record.

   The presence in person or by proxy of the holders of shares of common stock representing a majority of all issued and outstanding shares of common stock entitled to vote will constitute a quorum. Votes cast in person or by proxy will be tabulated by inspectors of election appointed for the meeting who will determine whether a quorum is present. Shares of common stock represented by a properly completed proxy will be counted as present at the meeting for purposes of determining a quorum, without regard to whether the proxy indicates that the stockholder is casting a vote or abstaining.

   All properly completed proxies that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy unless the proxy is revoked before the meeting. You can revoke your proxy by:

  (a) giving written notice to the Secretary of Corvis,

  (b) delivering a later dated proxy, or

  (c) voting in person at the meeting.

   If you submit a proxy that does not indicate how your shares are to be voted on a matter, properly completed proxies will be voted FOR the election of the Director nominee, and FOR the proposal to ratify the appointment of KPMG LLP. Other matters that properly come before the meeting will be voted upon by the persons named in the proxy in accordance with their best judgment.

   The Class I Director will be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and voting for the election of the Director, provided a quorum is present. Stockholders are not allowed to cumulate their votes in the election of the Director. Approval of the selection of KPMG LLP as our independent auditors for the fiscal year ending on December 29, 2001 will require an affirmative vote of the holders of a majority of shares of common stock present in person or represented at the Annual Meeting, provided a quorum is present.

   In all cases, abstentions will be treated as not voting. Accordingly, abstentions or the withholding of votes will have no effect on the number of votes necessary to elect the Class I Director. However, abstentions will have the same affect as a vote against the selection of KPMG LLP.

   In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not submitted a proxy (so-called "broker non-votes"), those shares will not be treated as present or represented and entitled to vote for purposes of determining the presence of a quorum and will not be treated as present or represented and voting for purposes of determining the number of votes necessary for the approval of any matter on which they do not have discretionary authority to vote. Accordingly, broker non-votes will have no effect on the number of votes necessary to elect the Class I Director or to approve the selection of KPMG LLP. If there are not sufficient votes for approval of any of the matters to be voted upon at the meeting, the meeting may be adjourned in order to permit further solicitation of proxies.

   We will pay all costs of soliciting proxies, including charges made by brokers and other persons holding common stock in their names or in the names of nominees, for reasonable expenses incurred in sending proxy materials to beneficial owners and obtaining their proxies. In addition to solicitation by mail, our Directors, officers and employees may solicit proxies personally and by telephone, Internet and telegraph, all without extra compensation.

             ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

   This Proxy Statement and the 2000 Annual Report to Shareholders are available on Corvis' Internet site at http:// www.corvis.com. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

   If you are a stockholder of record, you can choose this option by marking the appropriate box on your proxy card or by following the instructions provided if you vote over the Internet or by telephone.

   If you choose to view future proxy statements and annual reports over the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address of those materials. Your choice will remain in effect until you notify Corvis Investor Relations in writing or by telephone 866-4CORVIS (toll-free) and tell us otherwise. You do not have to elect Internet access each year.

   If you hold your Corvis stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

                             PRINCIPAL STOCKHOLDERS

   The following table sets forth information regarding beneficial ownership of our common stock as of February 28, 2001 by: (1) our Directors, our Chief Executive Officer and our three other most highly compensated executive officers; (2) all current Directors and executive officers as a group and (3) each stockholder that is known by us to own more than 5% of our common stock. Beneficial ownership, which is determined in accordance with the rules and regulations of the Securities and Exchange Commission, means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of our common stock. Unless otherwise indicated, all of the shares are owned directly, and the person has sole voting and dispositive power.

   The number of shares of our common stock beneficially owned by a person includes shares of common stock issuable with respect to options and convertible securities held by the person which are exercisable or convertible within 60 days of February 28, 2001. The percentage of our common stock beneficially owned by a person assumes that the person has exercised all options and converted all convertible securities that the person holds which are exercisable or convertible within 60 days of February 28, 2001 and that no other persons exercised any of their options or converted any of their convertible securities. Except as otherwise indicated, the business address for each of the following persons is 7015 Albert Einstein Drive, Columbia, Maryland 21046.

                                                       Number of
                                                         Shares     Percentage
                                                      Beneficially Beneficially
Name of Beneficial Owner                                 Owned        Owned
------------------------                              ------------ ------------
David R. Huber (1)...................................  90,424,143      24.8%
Frank M. Drendel (2).................................     105,143         *
Joseph R. Hardiman (3)...............................      85,000         *
Ossama R. Hassanein (4)..............................   8,811,390       2.4%
David S. Oros (5)....................................     230,000         *
Terence F. Unter (6).................................   4,480,489       1.2%
Anne H. Stuart (7)...................................   1,435,085         *
Kim D. Larsen (8)....................................   1,346,590         *
All current officers and Directors as a group (8
 persons)............................................ 106,917,840      29.4%
Kleiner Perkins Caufield & Byers (9).................  34,595,148       9.5%
 2750 Sand Hill Road
 Menlo Park, California 94025

--------
*Less than 1%
(1) Includes 13,661,316 shared held by HRLD Limited Partnership, 3,096,288 shares held by David R. Huber Grantor Retained Annuity Trust, 8,175,960 shares held by Optical Venture Equity Partners, LLC, 2,250,000 shares held by Columbia Trust, 2,000,000 shares held by The Grande Foundation, 91,487 shares held by HRLD Foundation, 2,978 shares held by HRLD Corporation and 893 shares held by HRLD Family Partnership.
(2) Includes 80,000 shares issuable pursuant to options exercisable within 60 days of February 28, 2001.
(3) Includes 2,000 shares held in a self-directed IRA and 80,000 shares issuable pursuant to options exercisable within 60 days of February 28, 2001.

(4) Includes 1,562,231 shares held by Newbury Ventures, L.P., 1,454,517 shares held by Newbury Ventures Cayman I, L.P., 2,563,953 shares held by Technocom Ventures, 1,057,240 shares held by Technoventures, 420,969 shares held by Newbury Ventures Associates, L.P. and 425,408 shares held by Newbury Ventures Cayman, L.P. and 1,327,072 shares held by Comm Ventures, L.P. Mr. Hassanein serves as a managing general partner of Newbury Ventures and is a director of Technoventures and may be deemed the beneficial owner of these shares.
(5) Includes 80,000 shares issuable pursuant to options exercisable within 60 days of February 28, 2001.
(6) Includes 360,000 shares issuable pursuant to options exercisable within 60 days of February 28, 2001 and 200,000 shares held by The Terence Unter Grantor Retained Annuity Trust.
(7) Includes 360,000 shares issuable pursuant to options exercisable within 60 days of February 28, 2001.
(8) Includes 360,000 shares issuable pursuant to options exercisable within 60 days of February 28, 2001, 100,000 shares held by The Larsen Family LLC, of which Mr. Larsen is the managing member, and 2,980 shares held by Mr. Larsen's wife.
(9) Includes 31,882,908 shares held by Kleiner Perkins Caufield & Byers VIII, L.P., 1,847,364 shares held by KPCB VIII Founders Fund, L.P. and 864,876 shares held by KPCB Information Sciences Zaibatsu Fund II, L.P. KPCB VIII Associates, L.P. serves as general partner for each of these entities and may be deemed the beneficial owner of the shares held by each of the entities.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

   Our Board of Directors currently consists of six persons. Frank A. Bonsal, Jr. has elected not to stand for re-election and therefore, following the Annual Meeting, our Board of Directors will consist of five persons. The Board of Directors is divided into three classes, with one class of Directors elected at each Annual Meeting. Class I will consist of one Director and Classes II and III will each consist of two Directors. Each Director holds office for a term of three years and until his successor is duly elected and qualified or until his earlier death, resignation or removal.

   David S. Oros has been nominated by the Board of Directors to serve as the Class I Director, to hold office until the Annual Meeting in 2004. A properly submitted proxy will be voted by the persons named in the proxy for the election of Mr. Oros unless you indicate that your vote should be withheld. If elected, Mr. Oros will serve until his successor is elected and qualified or until his death, resignation or retirement. Mr. Oros is now serving as a Director. He has indicated his willingness to serve if elected, and the Board of Directors has no reason to believe that Mr. Oros will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxyholder for such person as may be designated by the Board of Directors, unless the stockholder has directed otherwise.

   You can find the principal occupation and other information about Mr. Oros below. Information about our other Directors whose terms of office will continue after the Annual Meeting is also presented below.

   The Board of Directors recommends that the stockholders vote FOR the election of David S. Oros as the Class I Director.

--------------------------------------------------------------------------------

                   CLASS I--NOMINEE FOR TERM EXPIRING IN 2004

--------------------------------------------------------------------------------

   David S. Oros, age 41, has served as a Director since January 2001. Mr. Oros has been chairman and chief executive officer of Aether Systems, Inc., a provider of wireless data services, systems and software since he founded Aether in 1996. From 1994 until 1996, Mr. Oros was president of NexGen Technologies, L.L.C., a wireless software development company that contributed all of its assets to Aether. From 1992 until 1994, he was president of the Wireless Data Group at Westinghouse Electric. Prior to that, Mr. Oros spent from 1982 until 1992 at Westinghouse Electric directing internal research and managing large programs in advanced airborne radar design and development. He currently serves on the board of OmniSky Corporation. Mr. Oros received a B.S. in mathematics and physics from the University of Maryland.

--------------------------------------------------------------------------------

                 CLASS II--DIRECTORS WHOSE TERMS EXPIRE IN 2002

--------------------------------------------------------------------------------

   Joseph R. Hardiman, age 63, has served as a Director since July 2000. Mr. Hardiman served as the president and chief executive officer of the National Association of Securities Dealers, Inc. and its wholly owned subsidiary, The Nasdaq Stock Market, Inc., from September 1987 through January 1997. From 1975 through September 1987, Mr. Hardiman held various positions at Alex. Brown & Sons, including managing director and chief operating officer. Mr. Hardiman earned B.A. and LLB degrees from the University of Maryland. Mr. Hardiman serves on the boards of Intellectual Development Systems, Inc., the Flag Investors Funds, the ISI Funds, the Nevis Fund, the Brown Investment Advisory Trust Company, the Wit Soundview Group, Inc., the University of Maryland Foundation, the University of Maryland School of Law and The Nasdaq Stock Market Education Foundation. Previously, he served on the boards of the Depository Trust Company, the Securities Industry Foundation for Economic Education, the Securities Regulation Institution and the Center for the Study of the Presidency and as a member of the American Business Conference.

   Ossama R. Hassanein, Ph.D., age 52, has served as a Director since August 2000. Mr. Hassanein has been managing general partner of Newbury Ventures since September 1997, and founder and CEO of Advanced Computer Communications, a wide area network remote access company, since April 1990. From April 1984 to April 1990, he was an executive vice president of Berkeley International Capital, and from September 1976 to April 1984 he was director of system engineering and strategic marketing with NorTel. Mr. Hassanein co-founded and chaired the board of Technocom Ventures in Paris, a seed financing venture capital company managed by France Telecom. He is a director of several international communication technology companies including, NetCentrex and HighWave Optical Technologies in France and he is chairman of both High Deal and nCipher in Cambridge, England. Mr. Hassanein received his B.A.Sc. in electrical engineering from the University of Alexandria, and completed his M.A.Sc. and Ph.D. programs in electrical engineering and M.B.A. in management sciences at the University of British Columbia.

--------------------------------------------------------------------------------

                CLASS III--DIRECTORS WHOSE TERMS EXPIRE IN 2003

--------------------------------------------------------------------------------

   Frank M. Drendel, age 56, has served as a Director since July 2000. Mr. Drendel has served as chairman and chief executive officer of CommScope, Inc. of North Carolina since its spin off from General Instrument Corporation in 1997. Mr. Drendel previously served as president and chairman of CommScope, Inc. of North Carolina from 1986 to 1997 and chief executive officer of that company since 1976. He was a director of General Instrument Corporation until its merger with Motorola in January 2000. He is currently a director of Nextel Communications, Inc., C-SPAN and the National Cable Television Association. Mr. Drendel graduated from Northern Illinois University with a B.S. in marketing.

   David R. Huber, Ph.D., age 50, is the founder of Corvis. He has served as a Director and chairman of the board, president and chief executive officer since June 1997. Dr. Huber has 19 years of experience in the development of optical communications systems. From 1992 through April 1997, Dr. Huber served first as chief technology officer and later as chief scientist of Ciena Corporation, a company he founded in 1992. From 1989 through 1992, Dr. Huber managed the Lightwave Research and Development Program for General Instrument Corporation. Prior to 1989, Dr. Huber held positions in optical communications development at

Rockwell International Corporation, Optelecom, Inc. and ITT Industries, Inc., formerly International Telephone & Telegraph Corporation. Dr. Huber holds 41 U.S. patents in optics technology and has numerous additional patents pending. He earned a Ph.D. in electrical engineering from Brigham Young University and a B.S. in physics from Eastern Oregon State University. Dr. Huber is the brother-in-law of Mr. Larsen.

                               ----------------

Board Meetings and Committees

   In 2000, our Board of Directors met four times. During 2000, no Director attended fewer than 66% of the meetings of the Board of Directors and of the committees on the Board on which the Director served. The Board of Directors has two standing committees: a Compensation Committee and an Audit Committee.

   The Compensation Committee is currently comprised of Messrs. Drendel and Oros. During the fiscal year ended December 30, 2000, the Compensation Committee consisted of Frank A. Bonsal, Jr. and David R. Huber. The Compensation Committee is responsible for determining compensation, benefits and general employment matters for our executive officers and for administering and granting awards under our 1997 Stock Option Plan and our 2000 Long Term Incentive Plan. The Compensation Committee met twice during 2000.

   The Audit Committee is comprised of Messrs. Drendel, Hardiman and Hassanein. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants and reviews the adequacy of our internal accounting controls. The Audit Committee is also responsible for reviewing proposed transactions involving us and any of our Directors or officers or any of their affiliates. The Audit Committee met three times during 2000.

                         Report of the Audit Committee

   The Audit Committee has reviewed and discussed our audited financial statements with management. The Audit Committee has discussed with KPMG LLP, our independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, which relates to the accountant's independence from us and our related entities, and has discussed with KPMG LLP their independence from us.

   The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached as Attachment A to this Proxy Statement. Each of the members of the Audit Committee qualifies as an "independent" Director under the current listing standards of the National Association of Securities Dealers. Management is responsible for our internal controls and the financial reporting process. KPMG LLP is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

   Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2000.

                                          AUDIT COMMITTEE
                                          Joseph R. Hardiman, Chairman
                                          Frank M. Drendel
                                          Ossama R. Hassanein

Director Compensation

   Our Board of Directors determines the amount of any fees, whether payable in cash, shares of common stock or options to purchase common stock, and expense reimbursement that Directors receive for attending meetings of the Board of Directors or committees of the Board. We did not pay any cash fees to our Directors prior to our initial public offering on July 27, 2000, but we did reimburse them for their expenses incurred in connection with attending meetings of the Board of Directors. Since our initial public offering, we have paid to each of Messrs. Drendel and Hardiman $2,500 for each meeting of the Board of Directors that they attend in person and we have reimbursed all of our Directors for their expenses in connection with attending meetings of the Board of Directors.

   At the discretion of the Board, each non-employee Director may receive an initial grant of options under our 1997 Stock Option Plan or our 2000 Long Term Incentive Plan to purchase shares of common stock having an exercise price per share equal to the fair market value of a share of common stock on the date of grant. Usually, options granted to non-employee Directors will become exercisable in monthly installments with 1/36 vesting each month over a three-year period, subject to acceleration under certain circumstances such as a change of control. We have granted the following options to our non-employee
Directors:

  . On July 20, 2000, in connection with our initial public offering we granted options to purchase 80,000 shares of common stock at an exercise price of $14.00 per share to each of Messrs. Drendel and Hardiman.

  . On January 24, 2001, we granted options to purchase 80,000 shares of common stock to Mr. Oros at an exercise price of $23.06 when he became a Director.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934 requires our officers and Directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports showing their ownership of our equity securities on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission and the Nasdaq Stock Market. These officers, Directors and ten percent shareholders are also required by Securities and Exchange Commission rules to furnish us with copies of all forms they file.

   Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that our officers, Directors and ten percent shareholders have complied with all applicable Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

   The following tables set forth information with respect to those persons who: (1) served as our Chief Executive Officer during the fiscal year ended December 30, 2000; and (2) were our four other most highly compensated executive officers at December 30, 2000 whose total annual salary and bonus exceeded $100,000 for the year. Compensation paid to these individuals for the fiscal years ended December 30, 2000 and January 1, 2000 is as follows:

                           Summary Compensation Table

                                          Annual      Long-Term
                                       Compensation  Compensation
                                       ------------  ------------
                                                      Securities   All Other
                                                      Underlying  Compensation
   Name and Principal Position    Year  Salary ($)   Options (#)      ($)
   ---------------------------    ---- ------------  ------------ ------------
David R. Huber................... 2000   260,504            --          --
 Chairman of the Board,           1999   260,000            --          --
 President and Chief Executive
 Officer
Glenn M. Falcao.................. 2000   165,000(1)     360,000      99,591(2)
 Executive Vice President         1999    70,443(3)   3,600,000     164,581(4)
Terence F. Unter................. 2000   171,346        360,000     420,006(5)
 Chief Operating Officer          1999   165,000            --       57,946(6)
Anne H. Stuart................... 2000   147,677        360,000         --
 Senior Vice President,           1999   140,539(7)   1,200,000         --
 Chief Financial Officer and
  Treasurer
Kim D. Larsen.................... 2000   129,808        360,000         --
 Senior Vice President,           1999   125,000        180,000         --
 General Counsel and Secretary

--------
(1) Mr. Falcao departed on mutually agreed terms on October 2, 2000.
(2) Represents an $80,000 signing bonus, cash payments of $17,713 in place of our obligation to pay interest on a loan for Mr. Falcao for a home purchase or home improvements and reimbursement for relocation expenses of $1,878.
(3) Reflects Mr. Falcao's pro rated salary since joining us in July 1999.
(4) Represents reimbursement for relocation expenses of $118,425, a $40,000 signing bonus and cash payments of $6,156 in place of our obligation to pay interest on a loan for Mr. Falcao for a home purchase or home improvements.
(5) Represents reimbursement for Dr. Unter's relocation expenses.
(6) Represents cash payments of $56,628 in place of our obligation to pay interest on a loan for Dr. Unter for a home purchase or home improvements and reimbursement for relocation expenses of $1,318.
(7) Reflects Ms. Stuart's pro rated salary since joining us in January 1999.

Employment Agreements

   On July 22, 1999, we entered into an employment agreement with Glenn M. Falcao. The agreement provided that Mr. Falcao would receive (1) an annual salary of $165,000, which we could have increased at our discretion, (2) a one-time bonus of $120,000, payable in 18 equal monthly installments, which was contingent on his continued employment by us, (3) a one-time grant of options to purchase 3,600,000 shares of common stock at an exercise price of $0.34 per share, (4) a loan in the amount equal to the aggregate exercise price of his stock options, (5) a guarantee of a loan for up to $200,000 for a home purchase or home remodeling, the interest on which would have been paid by us for two years, and (6) a relocation allowance of $60,000 grossed-up for income taxes in respect of such amount. The agreement also would have required us to indemnify Mr. Falcao for up to $400,000 that he may be obligated to pay his former employer in connection with his profits on stock options exercised by him within 12 months preceding the date of his termination of employment with that former employer. Mr. Falcao was also eligible to participate in employee benefit plans generally available to our employees. The agreement contained limited non-compete and non-solicitation provisions, which are in effect until July 22, 2002.

   The agreement provided that if we terminated his employment before July 22, 2002 for any reason other than for cause, Mr. Falcao would have received severance pay equal to his base salary until the earliest of (1) July 22, 2002,
(2) one year after his termination and (3) the date that he began full-time employment with another employer. If we terminated Mr. Falcao's employment without cause before July 2001, his ownership interest in shares not otherwise vested under his stock option agreement issued under our 1997 Stock Option Plan would have immediately vested for up to a total of $8 million in value of the shares less the value of any shares to which his ownership rights have already vested. The value of all shares was to be determined as of December 31, 1999.

   We entered into a separation agreement with Mr. Falaco in connection with his departure. That agreement provides that in place of the termination benefits to which Mr. Falcao was entitled under his employment agreement, he will receive severance pay equal to his base salary until the earlier of (1) one year after his termination or (2) the date he begins full-time employment with another employer. If Mr. Falcao begins part-time employment or part-time consulting prior to the end of one year after his termination, the amount we are obligated to pay him will be reduced by the amounts he earns from such part-time employment or consulting. Mr. Falcao's ownership interest in shares under his stock option agreement was vested on an accelerated basis. Mr. Falcao is also entitled to participate in our group hospitalization, health, dental care and life insurance plans until one year after his termination.

   On September 30, 1998, we entered into an employment agreement with Terence
F. Unter. The agreement provides that Dr. Unter will receive (1) an annual salary of $165,000, which may increase at our discretion, (2) a one-time bonus of $20,000, (3) a one-time grant of options to purchase 4,200,000 shares of common stock at an exercise price of $0.02 per share, and (4) standard relocation expenses, including a payment of $368,995 for the sale of his former residence. Dr. Unter is also eligible to participate in employee benefit plans generally available to our employees. The agreement contains limited non-compete and non-solicitation provisions, which are in effect until September 30, 2001. If we terminate his employment for any reason other than for cause, Dr. Unter will receive severance pay equal to his base salary until the earlier of (1) one year after his termination and (2) the date that he begins full-time employment with another employer.

Stock Option Grants in Last Fiscal Year

   The table below provides information regarding stock options granted to our Chief Executive Officer and our four other most highly compensated executive officers during the year ended December 30, 2000.

                                                                            Potential Realized Value at
                                                                           Assumed Annual Rates of Stock
                                                                                 Price Appreciation
                                        Individual Grants                        for Option Term(4)
                         ------------------------------------------------ --------------------------------
                                         % of Total
                           Number of    Options/SARs
                           Securities    Granted to
                           Underlying   Employees in Exercise
                          Options/SARs     Fiscal      Price   Expiration
Name                     Granted (#)(1)   Year(2)    ($/Sh)(3)    Date        0%         5%        10%
----                     -------------- ------------ --------- ---------- ---------- ---------- ----------
David R. Huber..........          0         n.a.        n.a.       n.a.         n.a.       n.a.       n.a.
Glenn M. Falcao.........    360,000          0.8       $3.36    6/30/10   $2,042,100 $4,086,511 $7,223,038
Terence F. Unter........    360,000          0.8        3.36    6/30/10    2,042,100  4,086,511  7,223,038
Anne H. Stuart..........    360,000          0.8        3.36    6/30/10    2,042,100  4,086,511  7,223,038
Kim D. Larsen...........    360,000          0.8        3.36    6/30/10    2,042,100  4,086,511  7,223,038

--------
(1) These stock options were granted under the 1997 Stock Option Plan. Options granted prior to February 8, 2000 are immediately exercisable. After February 7, 2000, only grants of non-qualified stock options are immediately exercisable. Shares vest at a rate of 1/4th of the total number of shares on the first anniversary of the vesting commencement date, and 1/36th of the remaining number of shares monthly thereafter, as long as the recipient continues to provide services to us.
(2) Based on an aggregate of 43,744,848 options granted during the year ended December 30, 2000 to our employees, Directors and consultants.
(3) The options were granted at an exercise price equal to the fair market value of our common stock determined in good faith by our Board of Directors.
(4) The potential realizable value is calculated based on the term of the option at its time of grant (10 years). It is calculated assuming that the fair market value of the common stock of $9.03 on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and the shares of common stock sold on the last day of its term for the appreciated stock price.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

   The following table provides summary information with respect to our Chief Executive Officer and our four other most highly compensated executive officers in 2000. None of these officers exercised any options to purchase our common stock during the year ended December 30, 2000. As of December 30, 2000, all options granted to the named executive officers were granted under our 1997 Stock Option Plan. All grants awarded prior to February 8, 2000 are immediately exercisable. After February 7, 2000, only non-qualified stock options were immediately exercisable. The shares currently vest at a rate of 1/4th of the total number of shares on the first anniversary of the vesting commencement date, and 1/36th of the remaining number of shares monthly thereafter, as long as the recipient continues to provide services to us. The value of unexercised in-the-money options/SARs at our fiscal year end is based on the closing price of our common stock on December 30, 2000, $23.81, minus the per share exercise price, multiplied by the number of shares issued upon exercise of the option.

                               Number of Securities      Value of Unexercised
                              Underlying Unexercised         In-The-Money
                                  Options/SARs at           Options/SARs at
                                  Fiscal Year-End           Fiscal Year-End
                             ------------------------- -------------------------
                             Exercisable Unexercisable Exercisable Unexercisable
                             ----------- ------------- ----------- -------------
David R. Huber..............         0          0      $        0       $ 0
Glenn M. Falcao.............   360,000          0       7,362,000         0
Terence F. Unter............   360,000          0       7,362,000         0
Anne H. Stuart..............   360,000          0       7,362,000         0
Kim D. Larsen...............   360,000          0       7,362,000         0

            Compensation Committee Report on Executive Compensation

   This report addresses the compensation of our executive officers for the last fiscal year and our general compensation philosophy. The Compensation Committee is responsible for determining compensation for our executive officers and for granting awards under and administering our 1997 Stock Option Plan and our 2000 Long-Term Incentive Plan to persons other than our executive officers. Grants of awards under these plans for our executive officers are made by the Board of Directors. The Compensation Committee currently consists of Frank M. Drendel and David S. Oros. During the fiscal year ended December 30, 2000, the Compensation Committee consisted of Frank A. Bonsal, Jr. and David R. Huber.

Compensation Philosophy

   Since Corvis' inception in June 1997, it has sought to attract, retain and reward executive officers primarily through long-term equity incentives in the form of stock options. As such, the salary component of the executive officers compensation reflected base salary at a lower level and the stock component at a higher level than that of a more established company in the same industry. In fiscal 2000, salary for Corvis' executive officers consisted solely of base salary.

   During fiscal 2000, Corvis engaged a compensation consultant firm to survey the compensation practices of companies in Corvis' industry to ascertain whether Corvis' compensation structure (a) is competitive in the industry; (b) motivates executive officers to achieve Corvis' business objectives; and (c) aligns the interests of executive officers with the long-term interests of stockholders. This survey showed that base salaries of Corvis' executive officers were at the low-range level of 14 comparable companies. The Compensation Committee also reviewed Corvis' financial performance in fiscal 2000, certain milestones achieved by Corvis (including several new product introductions, sales levels, financial performance, and Corvis' successful initial public offering) and individual executive officer duties.

Base Salary

   Base salaries for fiscal 2000 reflected Corvis' position as a start up company. Based on the review of the market data submitted by the consulting firm, the Compensation Committee has set executive compensation for the 2001 upcoming fiscal year within the mid-range level of compensation of executive officers who have comparable qualifications, experience and responsibilities at companies in similar businesses of comparable size and profitability. The Compensation Committee intends to continue to adjust compensation appropriately in order to compete for and retain executives who operate Corvis effectively and align the interests of its executive officers with the long-term interests of stockholders.

Performance Bonuses

   During the year ended December 30, 2000, Corvis did not have a bonus plan. The Compensation Committee has implemented a bonus plan for the 2001 fiscal year which will pay out a portion of the annual cash compensation of each executive officer contingent upon Corvis' financial performance, as well as an assessment of individual performance. The Compensation Committee intends to approve an executive bonus plan each year for the foreseeable future.

Long-Term Equity Incentives

   The Compensation Committee strongly believes in granting stock options to Corvis' executive officers to tie executive officer compensation directly to Corvis' long-term success and increases in stockholder value. During fiscal 2000, the Compensation Committee reviewed the stock and option holdings of the Chief Executive Officer and the four other most highly compensated executive officers. The Compensation Committee determined that the stock holdings of Dr. Huber adequately aligned his interests with those of Corvis' stockholders, but determined that additional awards to the four other most highly compensated executive officers were advisable. During fiscal 2000, the Compensation Committee awarded options to purchase 360,000 shares to each of Mr. Falcao, Dr. Unter, Ms. Stuart and Mr. Larsen.

   In determining the size of each stock option grant awarded to each executive officer in the future, the Compensation Committee intends to take into account the executive officer's position with Corvis, the executive officer's past performance and the number and price of unvested options and restricted stock then held by the executive officer. Stock options granted to executive officers under Corvis' 1997 Stock Option Plan and its 2000 Long-Term Incentive Plan generally have an exercise price equal to the fair market value on the date of grant and vest over a four-year period, subject to potential acceleration of vesting upon a change in control of Corvis.

Chief Executive Officer Compensation

   David R. Huber has served as Corvis' Chief Executive Officer since Corvis' inception in June 1997. As described above for Corvis' other executive officers, Dr. Huber's base salary for fiscal 2000 was established by Corvis based upon Corvis' start up nature. After consideration of Dr. Huber's significant equity interest in Corvis, Dr. Huber's salary for fiscal 2000 remained virtually unchanged, on an annualized basis, from the previous year and was below the low-point of the range of comparable companies. Dr. Huber did not receive a bonus for fiscal 2000 and was not granted any stock options in fiscal 2000. The Compensation Committee may adjust Dr. Huber's salary in the future, based upon comparative salaries of chief executive officers in Corvis' industry, and other factors which may include Corvis' financial performance and Dr. Huber's contributions as Chief Executive Officer in meeting financial and strategic goals.

Policy on Deductibility of Executive Compensation

   The Compensation Committee does not believe Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which disallows a tax deduction for certain compensation in excess of $1 million, will likely have an effect on Corvis in the near future. The Compensation Committee believes that stock options granted under our 1997 Stock Option Plan and our 2000 Long-Term Incentive Plan meet the exception for qualified performance-based compensation in accordance with Internal Revenue Code Regulations, so that amounts otherwise deductible with respect to such options will not count toward the $1 million deduction limit. The Compensation Committee's general policy is to take into account the deductibility of compensation in determining the type and amount of compensation payable to executive officers.

                                          Compensation Committee
                                          David S. Oros, Chairman
                                          Frank M. Drendel

                         STOCK PRICE PERFORMANCE GRAPH

   The following graph compares total return of our common stock during the period beginning July 28, 2000 (the first day of trading of our common stock following our initial public offering), with the Nasdaq Composite Index and the Nasdaq Telecommunications Index. Each index assumes $100 invested at the close of trading on July 28, 2000, and reinvestment of dividends.

                               CUMULATIVE RETURN

                                 [Bar Chart]

                                 Nasdaq        Nasdaq
                                 Composite     Telecommunications
                       Corvis    Index         Index
                       ------    ----------    ------------------
July 28, 2000          $100.00   $100.00       $100.00
September 29, 2000       72.60     97.44         88.37
December 30, 2000        28.11     65.48         59.05

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Joint Venture

   We have a 99% economic interest and a 49% voting interest in ACME Grating Ventures, LLC ("ACME LLC"). The remaining economic interest and voting interest are owned by ACME Gratings, Inc. ("ACME Corp."), Dr. Huber owns 100% of ACME Corp. ACME Corp. has contributed to ACME LLC certain licensed intellectual property and we have contracted with ACME LLC for its use of our facilities, personnel, equipment and certain intellectual property. ACME LLC makes gratings that we purchase at a unit cost that is consistent with the requirements of the licensed intellectual property, which require that the gratings made with the licensed technology be sold for no less than the fair market value of comparable gratings that are available in the commercial marketplace.

   According to the operating agreement of ACME LLC, we receive 99% of the profits and losses from the business, and ACME Corp. receives the remaining 1%; however, $325,000 of ACME LLC-related start up costs incurred by ACME Corp will be returned to ACME Corp. out of the net profits of ACME LLC before any distributions of net profits are made to us. Further, ACME Corp. is responsible for paying royalties to the licensor of the licensed technology contributed by ACME Corp., which vary in amounts ranging from 0.5% to 2.0% of the net invoice cost of each grating sold by ACME LLC. In addition to 1% of the profits, ACME LLC is obligated to pay to ACME Corp. an amount sufficient to pay the royalty obligations of ACME Corp. During 2000, we purchased $4,911,724 of gratings from ACME LLC. We intend to purchase additional gratings from ACME LLC in the future.

Conflicts of Interest

   The Board of Directors has delegated to the Audit Committee of the Board of Directors the responsibility for reviewing: (1) any material transaction proposed to be entered into between us and any director or officer of Corvis, or any entity in which a director or officer has a material ownership or other interest, and (2) corporate opportunity questions involving business or investment opportunities in which both Corvis and one or more of our officers or directors, or their affiliates, may have an interest. The Audit Committee may, if it deems it appropriate, refer these matters to the Board of Directors for its consideration. The Audit Committee has retained outside legal counsel to advise it regarding the duties of the Audit Committee members under Delaware law in carrying out this delegated responsibility. In determining whether to approve a proposed transaction or series of related transactions or to make a proposed investment, the Audit Committee relies on presentations by management and other personnel within Corvis with relevant expertise as to the necessity or desirability of entering into the proposed transaction or transactions or making a proposed investment. Depending upon the nature of the transaction or investment, the Audit Committee may also rely on information and opinions from third party experts. If the Audit Committee determines that the terms of the proposed transaction appear to be in the best interests of Corvis and that the terms of the proposed transaction or transactions appear to be at least as favorable as those that could have been obtained from an unaffiliated third party, the Audit Committee may approve Corvis' participation in the transaction. With respect to a potential investment opportunity within the scope of Corvis' business, the Audit committee may determine to prohibit or restrict the participation in the investment by any of our officers or directors if the Audit Committee determines that it is an opportunity in which Corvis should invest and the participation of the officers and directors would limit Corvis' ability to take advantage of the opportunity. The application of the policies summarized above necessarily depends on the facts and circumstances of each situation being considered by the Audit committee, and the policies could be modified by the Audit Committee at any time.

 Investments

   We have entered into a technical support agreement with Dorsal Networks, Inc. and a share purchase and call option agreement with Dorsal and the Optical Capital Group, Inc. ("OCG"). Under the technical support agreement Corvis will provide certain technical expertise and assistance to Dorsal in exchange for the rights granted under the share purchase and call option agreement. Under the share purchase and call option agreement we have acquired a 4.9% equity stake in Dorsal and have the right, at specified times and subject to the occurrence of certain events, to purchase all of the capital stock of Dorsal that is owned by OCG. Dr. Huber owns approximately 34% of the stock of OCG, which in turn owns approximately 75% of the stock of Dorsal. He is also the Chairman of the Board of OCG. This transaction remains subject to Audit Committee approval.

   We invested $1.2 million in Redfern Broadband Networks, Inc.'s Series B preferred stock. We also have entered into a strategic development agreement and a call option agreement with Redfern which, among other things, provides Corvis with a two year option to acquire all of the outstanding shares at a price specified in the call option agreement. In total, Dr. Huber owns approximately 34% of the stock of OCG, which in turn owns approximately 16% of the stock of Redfern. Mr. Timothy Dec, our Vice President, Chief Accounting Officer and Corporate Controller is also a Director of Redfern. A fairness opinion has been obtained from an outside firm as to the fairness of this transaction from a financial point of view to Corvis, which has been presented to the Audit Committee. The investment portion of this transaction has been approved by the Audit Committee and the strategic development portion of this transaction remains subject to Audit Committee approval.

 Purchases of Components

   We have purchased approximately $903,000 of components from Nufern during 2000. In total, Dr. Huber indirectly owns approximately 7% and Mr. Larsen owns less than 1% of the stock of Nufern. Dr. Huber also owns approximately 34% of the stock of OCG, which in turn owns approximately 6% of the stock of Nufern. The Audit Committee has approved this transaction and has determined that the terms of our purchases from Nufern were at least as favorable as those that we could have obtained from an unaffiliated third party. We anticipate that we will continue to purchase components from Nufern in the future.

   We have purchased approximately $6,701,435 of components from Wavesplitter Technologies, Inc. during 2000. In total, Mr. Hassanein owns approximately 2.9% of the stock of Wavesplitter through his investment in Newbury Ventures. We have also made a $2 million investment in Wavesplitter's series F financing round, and we hold a warrant to purchase up to 550,000 shares of Wavesplitter common stock at the fair market value of the common stock on the date the warrant was granted. We have committed to purchase another $50.0 million of components from Wavesplitter over the next three years, which if not fulfilled would result in cancellation penalties. The Audit Committee has approved this transaction and has determined that the terms of our purchases from Wavesplitter were at least as favorable as those that we could have obtained from an unaffiliated third party.

   We have purchased no products from CiDRA Corporation during 2000, however, in 2001 we have issued a purchase order for approximately $894,000. In total, Dr. Huber indirectly owns approximately 16% and Mr. Larsen owns approximately 0.3% of the stock of CiDRA. Dr. Huber also owns approximately 34% of the stock of OCG, which in turn owns approximately 2% of the stock of CiDRA. Dr. Huber is also the Chairman of the Board of Directors of CiDRA. The Audit Committee has approved this transaction and has determined that the terms of our prospective purchases from CiDRA will be at least as favorable as those that we could have obtained from an unaffiliated third party.

   We have purchased no products from Codeon Corporation during 2000, however, in 2001 we have committed to purchase up to $12.0 million of components over the next 18 to 24 months. In total, Dr. Huber indirectly owns approximately 7% and Mr. Larsen owns approximately 2.8% of the stock of Codeon. Dr. Huber also owns approximately 34% of the stock of OCG, which in turn owns approximately 3% of the stock of Codeon. The Audit Committee has approved this transaction and has determined that the terms of our prospective purchases from Codeon will be at least as favorable as those that we could have obtained from an unaffiliated third party.

   We have purchased approximately $2,860,251 of components from ITF Optical Technologies during 2000. In total, Dr. Huber indirectly owns approximately 0.4% of the stock of ITF. The Audit Committee has approved this transaction and has determined that the terms of our commitment to purchase from ITF were at least as favorable as those that we could have obtained from an unaffiliated third party. We anticipate that we may continue to purchase components from ITF in the future.

Loans to Officers

   On August 1, 1999, we entered into an oral agreement with Terence F. Unter to lend to him an amount sufficient to pay the federal and state income tax liability arising from his exercise of options granted to him under the 1997 Stock Option Plan. On April 20, 2000, we lent Dr. Unter $350,000 to pay this tax liability. Dr. Unter has repaid this loan in full, including accrued interest, in February 2001.

Algety Acquisition

   Ossama R. Hassanein, a Director, serves as managing general partner or director of certain entities which were shareholders of Algety Telecom S.A, a French company that develops and markets high capacity, high speed optical transmission equipment. We acquired Algety at an initial closing on July 1, 2000. In accordance with the terms of the Algety acquisition agreement, on November 3, 2000 we issued additional shares to the former Algety stockholders. As a general partner and director, Mr. Hassanein may be deemed to beneficially own 8,811,390 shares of our common stock.

                                   PROPOSAL 2

                       SELECTION OF INDEPENDENT AUDITORS

   Unless marked to the contrary, proxies will be voted for the selection of KPMG LLP as our independent auditors for the fiscal year ending on December 29, 2001. The Board of Directors believes that KPMG LLP is knowledgeable about our operations and accounting practices and is well-qualified to act in the capacity of our principal independent auditors. Therefore, the Board of Directors has selected KPMG LLP to act as our independent auditors to examine our consolidated financial statements for the fiscal year ending December 29, 2001.

   Representatives of KPMG LLP are expected to appear at the Annual Meeting, will have an opportunity to make a statement, if they wish to do so, and will be available to answer appropriate questions from stockholders at that time.

   Audit Fees. For professional services rendered by KPMG LLP for the audit of our fiscal year 2000 consolidated financial statements and the review of the financial statements included in our fiscal year 2000 Forms 10-Q, we incurred a total of $145,000.

   Financial Information Systems Design and Implementation Fees. KPMG LLP provided no professional services to us of the nature described in Paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X during the fiscal year ended December 30, 2000.

   All Other Fees. In addition to the fees described above, we incurred an aggregate of $1,663,547 for all other services rendered by KPMG LLP during 2000.

   The Audit Committee considered whether the non-audit services rendered by KPMG LLP were compatible with maintaining KPMG LLP's independence as auditors of our consolidated financial statements, and concluded that they were.

   If the selection of KPMG LLP is not approved by the stockholders, the Board of Directors will consider such a vote as advice to select other independent auditors for the 2002 fiscal year, rather than the 2001 fiscal year, because of the difficulty and expense involved in changing independent auditors on short notice.

   The Board of Directors recommends that the stockholders vote FOR the selection of KPMG LLP as our independent auditors.

                                 OTHER MATTERS

   The Board of Directors is not aware of any business or matter other than those indicated above which may properly be presented at the meeting. If, however, any other matter properly comes before the meeting, the proxy holders will, in their discretion, vote on the matter in accordance with their best judgment.

                                 ANNUAL REPORTS

   A copy of our Annual Report to Shareholders, which includes financial statements, is being mailed with this Proxy Statement. You may receive additional copies of the Annual Report to Shareholders at no charge upon request.

   We have filed our Annual Report on Form 10-K for the year ended December 30, 2000 with the Securities and Exchange Commission. It is available at the SEC's web site at www.sec.gov. Upon written request by a Corvis stockholder, we will mail without charge a copy of our Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.

   Requests for copies of our Annual Report to Shareholders or our Annual Report on Form 10-K should be directed to Investor Relations, Corvis Corporation, 7015 Albert Einstein Drive, Columbia, Maryland 21046-9400. Financial reports may also be accessed on our web site at www.corvis.com.

                             STOCKHOLDER PROPOSALS

   Any stockholder who intends to present a proposal at the Annual Meeting in the year 2002, must deliver the proposal to us c/o Kim D. Larsen, Secretary, Corvis Corporation, 7015 Albert Einstein Drive, Columbia, Maryland 20146:

  . Not later than December 20, 2001, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or

  . Not later than January 19, 2002 if the proposal is submitted pursuant to our Bylaws, in which case we are not required to include the proposal in our proxy materials.

                                          By Order of the Board of Directors,

                                          /s/ Kim W. Larsen

                                          Kim D. Larsen
                                          Secretary

April 19, 2001
Columbia, Maryland

                                                                    ATTACHMENT A

                               CORVIS CORPORATION
                            AUDIT COMMITTEE CHARTER

                                  June 8, 2000

I. PURPOSE

   The Audit Committee shall provide assistance to the Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting and reporting practices of the Company, and the quality and integrity of financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Directors, the independent auditors and the management of the Company.

II. MEMBERSHIP REQUIREMENTS

   The Audit Committee shall be comprised of three or more independent Directors, as determined by a majority vote of the Board of Directors. The Audit Committee shall consist of Directors who are not employees or officers of the Company or of any of its subsidiaries, who are independent of the management of the Company and who are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgement in carrying out their responsibilities as Directors, and who otherwise meet the definition of "independent director" set forth in Rule 4200 of the Rules of the National Association of Securities Dealers, Inc. Notwithstanding the foregoing, one Director who is not an independent director as defined in Rule 4200, and is not a current employee or an immediate family member of such employee, may be appointed to the Audit committee, if the Board of Directors, under exceptional and limited circumstances, determines that membership on the Audit Committee by that Director is required by the best interests of the Company and its stockholders, and the Board of Directors discloses in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

   Each of the members of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement or become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

   The members of the Audit Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board and serve until their successors are duly elected and qualified, or their earlier death, retirement or resignation. The Board of Directors shall have the power at any time to change the membership of the Audit committee and to fill vacancies in it, subject to such new member(s) satisfying the qualification requirements contained in this Charter and the rules of the Nasdaq Stock Market. Unless otherwise provided in the resolution designating members of the Audit Committee, a majority of all the members of the Audit Committee will select its chairman. Except as expressly provided in this Charter or the Bylaws of the Company, the Audit Committee shall fix its own rules of procedure.

III. MEETINGS

   The Audit Committee will meet as frequently as circumstances dictate, but no less frequently than quarterly, generally in advance of meetings of the Board of Directors. The Audit Committee chairman will prepare and/or approve an agenda for each meeting. As part of its goal to maintain free and open communication, the Audit Committee will meet in separate executive sessions at least annually with management and the independent auditor to provide a forum to discuss any matters that the Audit Committee or either of the groups believe should be discussed privately.

IV. RESPONSIBILITIES

   In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

   In carrying out these responsibilities, the Audit Committee will:

  . Review and reassess the adequacy of this Charter at least annually, or sooner if the Audit Committee determines appropriate. The Audit Committee will submit proposed revisions to this Charter to the Board of Directors when changes are recommended.

  . Ensure that the independent auditor submits, no less frequently than annually, a formal written statement delineating all of their relationships with the Company, consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee will review with the independent auditors the nature and scope of any disclosed relationships and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

  . Have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, if such approval is required or if the Board of Directors determines that such approval is, or should be, sought).

  . Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as the shareholders' representatives.

  . Review the scope of the proposed audit for the current year, including the procedures to be used, the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

  . Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, the cooperation that the independent auditors received during the course of the audit and the adequacy of the Company's accounting and financial controls.

  . Report the results of the annual audit to the Board of Directors, inviting the independent auditors to attend the full board meeting if required.

  . Review accounting and financial human resources and succession planning within the Company.

  . Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

  . Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

  . Review with the independent auditors and the Company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis will be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Audit Committee will periodically review Company policy statements to determine their adherence to an ethical code of conduct.

  . Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the Audit Committee by the auditors. If the Audit Committee so requests, review quarterly earnings prior to release.

  . Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other material matters required to be communicated to the Audit Committee by the auditors. Also review with financial management and the independent auditors their judgments about the propriety, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the Company's accounting principles and management's material underlying estimates, and other significant decisions made in preparing the financial statements.

  . Prepare the report of the Audit Committee in the annual report to shareholders and the Annual Report on Form 10-K disclosing whether or not the Audit Committee has reviewed and discussed with management and the independent auditors, as well as discussed within the Audit Committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements.

  . Review the Company's disclosure in the proxy statement for its Annual
    Meeting of Stockholders that describes that the Audit Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the proxy statement at least once every three years or the year after any significant amendment to this Charter.

   The Audit Committee does not plan or conduct audits nor does it determine whether the Company's financial statements are complete and accurate or whether they are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. The Audit Committee's recommendation that the financial statements be included in the Company's Annual Report is therefore not a representation that the financial statements are presented fairly in accordance with generally accepted accounting principles or that the audit complied with generally accepted auditing standards.

  . Take any all such further actions as the Audit Committee deems necessary or advisable in furtherance of the purpose of the Audit Committee set forth in this Charter or in carrying out its responsibilities under this Charter.

                             [Front of proxy card]

                                     PROXY

                               CORVIS CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 11, 2001

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               CORVIS CORPORATION

The undersigned acknowledges receipt of the Notice of Annual Meeting ofStockholders to be held May 11, 2001 and the Proxy Statement, and appoints David R. Huber, Anne H. Stuart and Kim D. Larsen, or any of them as proxies, with full power of substitution, to vote all shares of common stock of Corvis Corporation that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of the Company to be held at BWI Airport Marriott, located at 1743 West Nursery Road, Baltimore, Maryland 21240, on Friday, May 11, 2001 at 10 a.m. Eastern Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy are as of March 16, 2001, and shall be voted in the manner set forth on the other side of this proxy card. If no directions are given, the proxies will vote for the election of all listed nominees and in accordance with the Directors' recommendation on the other subjects listed on the other side of this proxy card. If any other matter properly comes before the meeting, or any adjournment thereof, the proxies are authorized in their discretion, to vote on the matter.

           (CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)

--------------------------------------------------------------------------------
                          /\ FOLD AND DETACH HERE /\

                                ADMISSION TICKET
                         Annual Meeting of Stockholders
                           May 11, 2001, 10 a.m. E.T.
                             1743 West Nursery Road
                              Baltimore, MD 21240
                                  410.859.8300

           THIS ADMISSION TICKET ADMITS ONE STOCKHOLDER AND ONE GUEST
              ADMISSION WILL BE SUBJECT TO AVAILABILITY OF SEATING

From Baltimore: Route 295 South (Baltimore-
Washington Pkwy.). Take W. Nursery Road Exit, turn left. Hotel is on the left, 1 1/2 miles.

From Washington, D.C.: Take Route 295 North
(Baltimore-Washington Pkwy.). Take W. Nursery
Road Exit, turn right at top of ramp. Hotel is on the left, 1 1/2 miles.
                                                                           [Map]
From I-95: Exit onto I-195 East to Route 295 North
(Baltimore-Washington Pkwy.). Take W. Nursery
Road Exit, turn right at top of ramp. Hotel is on the left, 1 1/2 miles.

Note: Shuttle service is available from BWI
Airport directly to BWI Airport Marriott.

                            [Reverse of proxy card]

                                 Proxy by Mail

                                                                 Please mark
                                                                 your vote
                                                                 like this /X/



The board of Directors recommends a vote "FOR"           PROXY CARD
Items 1 and 2.

1. Election of Director:          WITH-  AB-
                              FOR HOLD  STAIN


                                                I have included comments
   01 David S. Oros           / /  / /   / /    or change of address         / /

                                                I plan to attend the
                                                annual meeting               / /

2.  Selection of KPMG LLP as                    I agree to access future
     independent Auditors     / /  / /  / /     proxy statements and annual
                                                reports through the Internet / /


IF YOU WISH TO VOTE ELECTRONICALLY, PLEASE      Mark, Sign, Date and Return
READ THE INSTRUCTIONS BELOW                     the Proxy Card Promptly Using
                                                the Enclosed Envelope.


                                                     Company Number:

                                                     Proxy Number:


                                                     Account Number:



Signature___________________ Signature_____________________ Date_____________

Please sign exactly as name or names appear on this proxy. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give the full title. If more than one trustee, all should sign.
--------------------------------------------------------------------------------
             /\ FOLD AND DETACH HERE AND READ THE REVERSE SIDE /\

                   VOTE BY TELEPHONE OR THROUGH THE INTERNET
                        QUICK * * * EASY * * * IMMEDIATE

                              CORVIS CORPORATION                   [Corvis Logo]

* You can now vote your shares electronically through the Internet or by telephone.
*    This eliminates the need to return the proxy card.
* Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY THROUGH THE INTERNET
---------------------------------------
www.continentalstock.com.

Have your proxy card at hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL
--------------------------

Mark, sign and date your proxy card above, detach and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY TELEPHONE
-------------------------------
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card at hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

      PLEASE DO NOT RETURN THE ABOVE CARD IF YOU HAVE VOTED ELECTRONICALLY
      --------------------------------------------------------------------